CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------





We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 13, 2005, relating to the financial statements and financial highlights which appear in the April 30, 2005 Annual Report to Shareholders of New York Daily Tax Free Income Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.








/s/ PricewaterhouseCoopers LLP
New York, New York
August 24, 2005